Exhibit 99.3

Healthcare Realty Trust Incorporated
Consolidated Statements of Income
(Unaudited)

	Restated

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(dollars in thousands, except per share data)	2003	2002	2003	2002

Revenues
Master lease rental income	$22,221	$22,943	$45,127	$45,796
Property operating income	21,385	18,410	41,185	36,700
Straight line rent	526	(127)	1,191	884
Mortgage interest income	2,286	3,538	4,967	7,322
Interest and other income	762	1,124	2,342	1,818

	47,180	45,888	94,812	92,520
Expenses
General and administrative	2,865	2,726	5,534	5,235
Property operating expenses	8,637	7,037	16,298	13,998
Interest	8,565	8,499	17,010	17,438
Depreciation	10,483	9,835	20,762	19,704
Amortization	13	31	27	73

	30,563	28,128	59,631	56,448

Net income before net gain (loss) on sale of real estate properties	16,617	17,760	35,181	36,072
Net gain (loss) on sale of real estate properties	0	0	0	0

Income from continuing operations	16,617	17,760	35,181	36,072
Discontinued operations
Operating income from discontinued operations	1,225	1,536	1,230	3,401
Gain (loss) on sale of real estate properties	(208)	2,959	(208)	2,630

	1,017	4,495	1,022	6,031

Net income	$17,634	$22,255	$36,203	$42,103

Basic earnings per common share
Income from continuing operations per common share	$0.41	$0.40	$0.86	$0.81
Discontinued operations per common share	0.02	0.11	0.03	0.15

Net income per common share	$0.43	$0.51	$0.89	$0.96

Diluted earnings per common share
Income from continuing operations per common share	$0.40	$0.39	$0.85	$0.79
Discontinued operations per common share	0.02	0.11	0.02	0.15

Net income per common share	$0.42	$0.50	$0.87	$0.94

Weighted average common shares outstanding — Basic	40,905,717	40,652,146	40,864,745	40,561,412

Weighted average common shares outstanding — Diluted	41,635,351	41,512,283	41,610,718	41,456,693

Dividend declared, per common share, during the period	$0.615	$0.595	$1.225	$1.185